                                                                      Exhibit 10

                      NON-QUALIFIED STOCK OPTION AGREEMENT


COMPANY:                UGLY DUCKLING CORPORATION
                        A DELAWARE CORPORATION
                        2525 EAST CAMELBACK ROAD, SUITE 1150
                        PHOENIX, ARIZONA  85016


EMPLOYEE:
                        ------------------------------------

                        ------------------------------------

DATE OF GRANT:

NO. OF SHARES:

SHARE PRICE:

      This Non-Qualified Stock Option Agreement (this "Agreement") is made as of the Date of Grant by and among Company and Employee. If Employee is presently or subsequently becomes employed by a subsidiary of the Company, the term "Company" shall be deemed to refer collectively to Ugly Duckling Corporation and the subsidiary or subsidiaries which employ the Employee.

                                    RECITALS.

      A. The Company has adopted the Ugly Duckling Corporation Long-Term Incentive Plan (the "Plan") as an employee incentive to encourage key employees and officers of the Company to remain in its employment and to enhance the ability of the Company to attract new employees whose services are considered unusually valuable by providing an opportunity to have a proprietary interest in the success of the Company; and

      B. The Company's Board of Directors or the Compensation Committee thereof (the "Board") believes that the granting of the Option herein described to Employee is consistent with the stated purposes for which the Plan was adopted;

      NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee agree as follows:

      1. Grant of Option. Subject to the terms and conditions of the Plan and Agreement, the Company hereby grants to Employee the right and option (hereinafter referred to as the "Option") to purchase the aggregate number of shares set forth on page 1 of this Agreement (such number being subject to adjustment as provided in Article 14 of the Plan) of the common stock of the Company (the "Stock. This Option may be exercised in whole or in part and from time to time only to the extent the

Option is vested and as hereinafter provided, and the Employee is an employee of the Company at the time of exercise, subject to paragraph 9 hereof.

      2. Vesting. The Option shall vest and may be exercised as to the following number of shares of Stock on and after the following dates:

      a) 20% shall vest and may be exercised twelve (12) months after the Date of Grant.

      b) 20% shall vest and may be exercised twenty-four (24) months after the Date of Grant.

      c) 20% shall vest and may be exercised thirty-six (36) months after the Date of Grant.

      d) 20% shall vest and may be exercised forty-eight (48) months after the Date of Grant.

      e) 20% shall vest and may be exercised sixty (60) months after the Date of Grant.

      3. Purchase Price. The price at which the Employee shall be entitled to purchase the Stock covered by the Option shall be the Share Price stated on Page 1 hereof, which Share Price the Board has determined is the Fair Market Value on the Date of Grant.

      4. Term of Option. The Option hereby granted shall be and remain in force and effect for a period of ten (10) years from the Date of Grant, through and including the normal close of business of the Company on the tenth anniversary of the Date of Grant (hereinafter referred to as the "Expiration Date"), subject to earlier termination as provided in paragraphs 9 and 10 hereof.

      5. Exercise of Option. The Option may not be exercised by Employee as to all or any part of the shares of the Stock then vested until twelve (12) months and one day after the Date of Grant (the "Exercise Commencement Date"). On or after the Exercise Commencement Date, the Option may be exercised from time to time by delivery to the Company of written notice of exercise and payment of the purchase price as provided in paragraphs 7 and 8 hereof.

      6. Change of Control. The Option granted by this Agreement shall be subject to the Change of Control provisions set forth in Section 13.9 of the Plan.

      7. Method of Exercising Option. Subject to the terms and conditions of this Option Agreement, the Option may be exercised by timely delivery to the Company of written notice, which notice shall be effective on the date received by the Company (the "Effective Date"). The notice shall state Employee's election to exercise the Option, the number of shares in respect of which an election to exercise has been made, the method of payment elected (see paragraph 8 hereof), the exact name or names in which the shares will be registered and the Social Security number of Employee. Such notice shall be signed by the Employee and shall be accompanied by payment of the purchase price of such shares. In the event the Option shall be exercised by a person or persons other than Employee pursuant to paragraph 10 hereof, such notice shall be signed by such other person or persons and shall be accompanied by proof acceptable to the Company of the legal right of such person or persons to exercise the Option. All shares delivered by the Company upon exercise of the Option as provided herein shall be fully paid and nonassessable upon delivery.

      8. Method of Payment for Options. Payment for shares purchased upon the exercise of the Option shall be made by the Employee in cash or such other method permitted by the Board in its sole discretion, including (i) tendering shares, (ii) surrendering a stock award valued at Fair Market Value on the date of surrender, (iii) authorizing a third party to sell the shares (or a sufficient portion thereof) acquired upon exercise of a stock option and assigning the delivery to the Company of a sufficient amount of the sale proceeds to pay for all the shares acquired through such exercise, or (iv) any combination of the above.

      9. Termination of Employment. In the event that Employee is terminated as an employee of or consultant to the Company for any reason prior to the Exercise Commencement Date, then the Option shall automatically expire and be terminated and may not be exercised at any time. In the event that

Employee is terminated as an employee of the Company for any reason other than for Cause, as defined in the Plan, after the Exercise Commencement Date, then Employee may at any time within three (3) months next succeeding the effective date of such termination exercise the Option to the extent that Employee was entitled to exercise the Option at the date of termination, provided that in no event shall the Option, or any part thereof, be exercisable before the Exercise Commencement Date nor after the Expiration Date. If Employee's employment is terminated for Cause, the Option shall lapse at the time of such termination.

      10. Death of Employee. In the event of the death of Employee within a period during which the Option, or any part thereof, could have been exercised by Employee, including three (3) months after the date of Employee's death (the "Option Period"), the Option shall lapse unless it is exercised within the Option Period and in no event later than fifteen (15) months after the date of Employee's death by the Employee's legal representative or representatives or by the person or persons entitled to do so under Employee's last will and testament or if the Employee fails to make a testamentary disposition of such Option or shall die intestate, by the person or persons entitled to receive such Option under the applicable laws of descent and distribution. An Option may be exercised following the death of the Employee only if the Option was exercisable by the Employee immediately prior to his or her death. In no event shall the Option, or any part thereof, be exercisable after the Expiration Date. The Board shall have the right to require evidence satisfactory to it of the rights of any person or persons seeking to exercise the Option under this paragraph 10 to exercise the Option.

      11. Nontransferability. The Option granted by this Option Agreement shall be exercisable only during the term of the Option provided in paragraph 4 hereof and, except as provided in paragraphs 9 and 10 above, only by Employee during his lifetime and while an employee of or consultant to the Company. The Option granted by this Option Agreement shall be subject to the restrictions on transfer as set forth in Section 13.5 of the Plan.

      12. Delivery of Shares. No shares of Stock shall be delivered upon exercise of the Option until (i) the purchase price shall have been paid in full in the manner herein provided; (ii) applicable taxes required to be withheld have been paid or withheld in full; (iii) approval of any governmental authority required in connection with the Option, or the issuance of shares thereunder, has been received by the Company; and (iv) if required by the Board, Employee has delivered to the Board an Investment Letter in form and content satisfactory to the Company as provided in paragraph 13 hereof. Employee acknowledges that the holders of all issued and outstanding Stock have executed a Shareholders Agreement dated May 31, 1994 (the "Shareholders Agreement") and that the Shareholders Agreement restricts the transferability of the Stock and imposes other restrictions on ownership of the Stock. If at the time Employee exercises the Option the Shareholders Agreement is then in effect, Employee shall hold all Stock subject to the Shareholders Agreement and shall assume all obligations of a shareholder under the Shareholders Agreement.

      13. Securities Act. The Company shall have the right, but not the obligation, to cause the shares of Stock issuable upon exercise of the Option to be registered under the appropriate rules and regulations of the Securities and Exchange Commission. The Company shall not be required to deliver any shares of Stock pursuant to the exercise of all or any part of the Option if, in the opinion of counsel for the Company, such issuance would violate the Securities Act of 1933 or any other applicable federal or state securities laws or regulations. The Company may require that Employee, prior to the issuance of any such shares pursuant to exercise of the Option, sign and deliver to the Company a written statement ("Investment Letter") stating (i) that Employee is purchasing the shares for investment and not with a view to the sale or distribution thereof; (ii) that Employee will not sell any shares received upon exercise of the Option or any other shares of the Company that Employee may then own or thereafter acquire except either (a) through a broker on a national securities exchange or (b) with the prior written approval of the Company; and
(iii) containing such other terms and conditions as counsel for the Company may reasonably require to assure compliance with the

Securities Act of 1933 or other applicable federal or state securities laws and regulations. Such Investment Letter shall be in form and content acceptable to the Company in its sole discretion. If shares of Stock or other securities issuable pursuant to the exercise of the Option have not been registered under the Securities Act of 1933 or other applicable federal or state securities laws or regulations, such shares shall bear a legend restricting the transferability thereof, such legend to be substantially in the following form:

      "The shares represented by this certificate have not been registered or qualified under federal or state securities laws. The shares may not be offered for sale, sold, pledged or otherwise disposed of unless so registered or qualified, unless an exemption exists or unless such disposition is not subject to the federal or state securities laws, and the availability of any exemption or the inapplicability of such securities laws must be established by an opinion of counsel, which opinion and counsel shall both be reasonably satisfactory to the Company."

      14. Federal and State Taxes. Upon exercise of the Option, or any part thereof, the Employee may incur certain liabilities for federal, state or local taxes and the Company may be required by law to withhold such taxes for payment to taxing authorities. Pursuant to Section 16.3 of the Plan, the Company shall have the right to deduct or withhold, or require the Employee to remit to the Company an amount sufficient to satisfy all taxes required by law to be withheld with respect to any taxable event with respect to the Plan and/or the Option. Upon determination by the Company of the amount of taxes required to be withheld, if any, with respect to the shares to be issued pursuant to the exercise of the Option, Employee may elect to pay all Federal, state and local tax withholding requirements by having the Company withhold Stock (to the extent that Stock is issued pursuant to the Award) having a Fair Market Value on the date that tax is to be determined equal to the tax otherwise required to be withheld.

      15. Definitions; Copy of Plan. To the extent not specifically provided herein, all capitalized terms used in this Option Agreement shall have the same meanings given to them in the Plan. By the execution of this Agreement, Employee acknowledges receipt of a copy of the Plan.

      16. Administration. This Option Agreement shall at all times be subject to the terms and conditions of the Plan and the Plan shall in all respects be administered by the Board in accordance with the terms of and as provided in the Plan. The Board shall have the sole and complete discretion with respect to all matters reserved to it by the Plan and decisions of the majority of the Board with respect thereto and to this Option Agreement shall be final and binding upon Employee and the Company. In the event of any conflict between the terms and conditions of this Option Agreement and the Plan, the provisions of the Plan shall control.

      17. Obligation to Exercise. Employee shall have no obligation to exercise any option granted by this Agreement.

      18. Governing Law. This Option Agreement shall be interpreted and administered under the laws of the State of Arizona without regard to conflict of law principles.

      19. Amendments. This Option Agreement may be amended only by a written agreement executed by the Company and Employee. The Company and Employee acknowledge that changes in federal tax laws enacted subsequent to the Date of Grant, and applicable to stock options, may provide for tax benefits to the Company or Employee. In any such event, the Company and Employee agree that this Option Agreement may be amended as necessary to secure for the Company and Employee any benefits that may result from such legislation. Any such amendment shall be made only upon the mutual consent of the parties, which consent (of either party) may be withheld for any reason.

      20. Disclaimer. Company disclaims any and all representations, warranties and covenants regarding the value of the Option at any time and the income tax consequences of the Option or the exercise thereof. Employee acknowledges that no expressed and implied representations, warranties or covenants have been made by Company or its directors, officers, employees or agents to Employee regarding the value of the Option at any time or the income tax consequences of the Option or the exercise thereof; and that Employee is solely responsible for, and shall pay when due, all taxes assessed at any time on any income recognized by Employee in connection with the Option or the exercise thereof or the transfer of any Stock acquired by Employee. Employee further acknowledges that all terms and conditions of the Option are stated entirely and exclusively in the Plan and this Agreement and that there are no expressed and implied statements, agreements, understandings or covenants of any kind regarding the Option, other than those stated in the Plan and this Agreement.

      IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and Employee has hereunto set his hand as of the date first written above.


COMPANY:                                UGLY DUCKLING CORPORATION,
                                        a Delaware corporation

                                        By:
                                        ----------------------------------------

EMPLOYEE:                               ----------------------------------------

                                        Social Security No.

                                        ----------------------------------------